UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011 (September 28, 2011)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2011, the Board of Directors of National Penn Bancshares, Inc. ("National Penn"), based upon the recommendations of its Nominating/Corporate Governance Committee, approved amendments to the Bylaws of National Penn, effective immediately. The amendments: changed the deadline by which shareholders must notify National Penn of matters to be raised at the annual meeting to a date not later than 150 days prior to the anniversary date of the previous year's annual meeting and not more than 180 days prior to such anniversary date; clarified what matters are subject to the advance notice requirements; provide for indemnification of officers and directors where an indemnitee is involved in an action by virtue of his service as an officer or director, even though not a party; and exclude indemnification for non-employee agents and for actions brought against National Penn.  The amendments also made other nonsubstantive changes to the Bylaws.

The foregoing description of the amendments to the Bylaws of National Penn does not purport to be complete and is qualified in its entirety by the text of the Bylaws of National Penn, as amended and restated, which is filed in this Report as Exhibit 3.1 and incorporated herein by reference. Added language is shown underscored and deleted language is shown struck through.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

3.1	Bylaws of National Penn Bancshares, Inc., as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Dated: October 3, 2011	By:	/s/ Scott V. Fainor
	Name:	Scott V. Fainor
	Title:	President and CEO

EXHIBIT INDEX

Exhibit Number	Description

3.1	Bylaws of National Penn Bancshares, Inc., as amended and restated.